UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(A) of The

Securities Exchange Act of 1934

(Amendment No. __)

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary proxy statement.

☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2)).

☒	Definitive proxy statement.

☐	Definitive additional materials.

☐	Soliciting material pursuant to §240.14a-12

CONTANGO OIL & GAS COMPANY

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of filing fee (check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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(2)	Form, schedule or registration statement no.:

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CONTANGO OIL & GAS COMPANY

3700 Buffalo Speedway, Suite 960

Houston, Texas 77098

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

NOVEMBER 17, 2006

Dear Stockholder,

You are cordially invited to attend the 2006 Annual Meeting of Stockholders of Contango Oil & Gas Company, which will be held at 3700 Buffalo Speedway, Second Floor, Houston, Texas 77098, on Friday, November 17, 2006 at 9:00 a.m., Central Time.

At the Annual Meeting you will be asked to vote on the following matters:

(1)	To elect our board of directors to serve until the annual meeting of stockholders in 2007;

(2)	To ratify the appointment of Grant Thornton LLP as the independent auditors of the Company for the fiscal year ending June 30, 2007; and

(3)	To conduct any other business that is properly raised at the Annual Meeting.

Stockholders who owned shares of Contango Oil & Gas Company’s common stock, par value $0.04 per share, and holders of Series D perpetual cumulative convertible preferred stock, par value $0.04 per share, at the close of business on October 13, 2006 are entitled to receive notice of and to attend and vote at the meeting.

As a stockholder of Contango Oil & Gas Company, you have the right to vote on the proposals listed above. Please read the Proxy Statement carefully because it contains important information for you to consider when deciding how to vote. Your vote is important.

This year, you have two options in submitting your vote prior to the Annual Meeting date:

(1)	You may sign and return the enclosed proxy card in the accompanying envelope; or

(2)	If your shares are held in “street name”, you can vote over the Internet at the address shown on your proxy card.

Whether or not you plan to attend the Annual Meeting in person, please date, sign and return the enclosed proxy card promptly or vote over the Internet. A postage-paid return envelope is enclosed for your convenience. If you decide to attend the Annual Meeting, you can, if you wish, revoke your proxy and vote in person. If you have any questions, please contact us through our Website at www.contango.com, send us an e-mail at contango@contango.com or write us at 3700 Buffalo Speedway, Suite 960, Houston, Texas 77098.

By order of the Board of Directors,

/s/ KENNETH R. PEAK
Kenneth R. Peak

Chairman, Chief Executive Officer,
Chief Financial Officer and Secretary

Houston, Texas

October 16, 2006

CONTANGO OIL & GAS COMPANY

3700 Buffalo Speedway, Suite 960

Houston, Texas 77098

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

NOVEMBER 17, 2006

To our Stockholders:

The board of directors (the “Board”) of Contango Oil & Gas Company, a Delaware corporation (the “Company” or “Contango”), is furnishing you with this Proxy Statement in connection with its solicitation of your proxy, in the form enclosed, for use at the 2006 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 3700 Buffalo Speedway, Second Floor, Houston, Texas 77098, on Friday, November 17, 2006 at 9:00 a.m., Central Time, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

We are mailing this Proxy Statement to you on or about October 23, 2006, together with the accompanying proxy card and the Company’s annual report on Form 10-K for the fiscal year ended June 30, 2006.

We cordially invite you to attend the Annual Meeting. Whether or not you plan to attend, please complete, date and sign the proxy card and return it promptly in the return envelope provided. If your shares are owned in “street name” and you prefer to vote over the Internet, please follow the instructions on the proxy card or other enclosed proxy material.

QUESTIONS AND ANSWERS

1. Q:	Who is asking for my proxy?

A:	Your proxy is being solicited by our Board for use at our Annual Meeting. Our directors, officers or employees may also solicit proxies on behalf of our Board, in person or by telephone, facsimile, mail or e-mail. If our directors, officers or employees solicit proxies, they will not be specially compensated. Contango will pay all costs and expenses of this proxy solicitation.

2. Q.	What are stockholders being asked to vote on?

A:	At our Annual Meeting, stockholders will be asked to vote:

•	To elect our board of directors to serve until the annual meeting of stockholders in 2007;

•	To ratify the appointment of Grant Thornton LLP as the independent auditors of the Company for the fiscal year ending June 30, 2007; and

•	On any other matter that may properly come before the Annual Meeting or any adjournment of the Annual Meeting.

3. Q.	Who is entitled to vote?

A:	The record of stockholders entitled to vote at the Annual Meeting was taken at the close of business on October 13, 2006 (the “Record Date”). As of the Record Date, the Company had outstanding 15,015,835 shares of common stock, par value $0.04 per share (the “Common Stock”) and 2,000 shares of Series D perpetual cumulative convertible preferred stock, par value $ 0.04 per share (“Series D Preferred Stock”). Approximately 833,330 shares of Common Stock are currently issuable upon conversion of the outstanding shares of Series D Preferred Stock.

4. Q:	How many shares may vote at the Annual Meeting?

A:	Holders of Common Stock and holders of Series D Preferred Stock will vote as one class at the Annual Meeting. Each record holder of Common Stock is entitled to one vote per share of Common Stock owned on the Record Date. Each record holder of Series D Preferred Stock is entitled to one vote per share for each share of Common Stock (including fractional shares) into which each share of Series D Preferred Stock is convertible, rounded to the nearest one-tenth of a share.

5. Q:	How do I vote my shares?

A:	A proxy card is included with the proxy materials being sent to you. The proxy card allows you to specify how you want your shares voted as to each proposal listed. The proxy card provides space for you to:

•	Vote for, or withhold authority to vote for, each nominee for director.

If the proxy card is properly signed and returned to us, shares covered by the proxy card will be voted in accordance with the directions you specify on the card. The person named as proxy on the proxy card is Kenneth R. Peak, the Company’s Chairman, Chief Executive Officer, Chief Financial Officer and Secretary. Any stockholder who wishes to name a different person as his or her proxy may do so by crossing out Mr. Peak’s name and inserting the name of another person to act as his or her proxy. In such a case, the stockholder would have to sign the proxy card and deliver it to the person named as his or her proxy, and that person would have to be present and vote at the Annual Meeting. Any proxy card so marked should not be mailed to the Company.

If you return a signed proxy card without having specified any choices, Mr. Peak, named as proxy, will vote the shares represented at the Annual Meeting and any adjournment thereof as follows:

•	FOR the election of each nominee for director;

•	FOR ratification of the appointment of Grant Thornton LLP as independent public accountants for the fiscal year ending June 30, 2007; and

•	At the discretion of Mr. Peak, as proxy, on any other matter that may properly come before the Annual Meeting or any adjournment of the Annual Meeting.

6. Q:	How does the Board recommend I vote?

A:	The Board unanimously recommends that you vote “For” each of the matters to be voted on at the Annual Meeting.

Our executive officers and directors who own shares of Common Stock have advised us that they intend to vote their shares in favor of the proposals presented in this Proxy Statement. As of the Record Date, executive officers and directors collectively owned or had voting control over 3,271,156 shares of Common Stock, representing approximately 22% of the total shares entitled to vote. See “Security Ownership of Certain Beneficial Owners and Management”.

7. Q:	What vote is required?

A:	Proposal 1, the election of directors, will require an affirmative vote of a majority of the shares present in person or by proxy and voting at the Annual Meeting. Proposal 2, the ratification of the appointment of Grant Thornton LLP as independent public accountants, will require an affirmative vote of a majority of the shares present in person or by proxy and voting at the Annual Meeting.

8. Q:	What is a “quorum”?

A:	Presence at the Annual Meeting, in person or by proxy, of holders of a majority of the votes entitled to be cast by all record holders of the Company’s Common Stock and Series D Preferred Stock will constitute a quorum for the transaction of business. If a quorum is not present, the Annual Meeting may be adjourned from time to time until a quorum is obtained.

9. Q:	What is the effect of an abstention or a broker non-vote?

A:	Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. A broker non-vote occurs when a nominee holding shares of the Company’s Common Stock for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders as a vote against, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

10. Q:	What does it mean if I receive more than one proxy card?

A:	If your shares are registered differently or in more than one account, you will receive more than one proxy card. Sign and return all proxy cards to ensure that all your shares are voted.

11. Q:	Can I revoke my proxy?

A:	You may revoke your proxy at any time before it is exercised at the Annual Meeting by filing with or transmitting to our corporate secretary either a notice of revocation or a properly created proxy bearing a later date. You also may attend the Annual Meeting and revoke your proxy by voting your shares in person.

12. Q:	How will the Company solicit proxies?

A:	Proxies may be solicited in person, by telephone, facsimile, mail or e-mail by directors, officers and employees of the Company without additional compensation. The Company will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy materials to stockholders.

13. Q:	How can a stockholder communicate with the Company’s independent directors?

A:	The Audit Committee is authorized to receive communications from stockholders. Mail should be addressed to the Independent Directors in care of the Chairman of the Audit Committee, Contango Oil & Gas Company, 3700 Buffalo Speedway, Suite 960, Houston, Texas 77098. Mail will not be opened but will be forwarded to the Chairman of the Audit Committee or the named independent director. Mail addressed to the Board of Directors will be delivered to Kenneth R. Peak, Chairman, Chief Executive Officer, Chief Financial Officer and Secretary. Mr. Peak is not an independent director.

PROPOSAL 1

ELECTION OF DIRECTORS

At the Annual Meeting, we will present the nominees named below and recommend that they be elected to serve as directors until the next annual stockholders meeting or until their successors are duly elected and qualified. Each nominee has consented to being named in this Proxy Statement and to serve if elected.

Your proxy will be voted for the election of the five nominees named below unless you give instructions to the contrary. Your proxy cannot be voted for a greater number of persons than the number of nominees named.

Nominees

Presented below is a description of certain biographical information, occupations and business experience for the past five years of each person nominated to become a director. Five directors are to be elected at the Annual Meeting. All nominees are current directors standing for reelection to the Board. If any nominee should become unavailable for election, your proxy may be voted for a substitute nominee selected by the Board, or the Board’s size may be reduced accordingly. The Board is unaware of any circumstances likely to render any nominee unavailable. Directors of the Company hold office until the next annual stockholders meeting, until successors are elected and qualified or until their earlier resignation or removal.

The Company does not have a standing nominating committee or nominating committee charter. Instead, the Board has adopted, by Board resolution, a process of nominating directors wherein nominees must be selected, or recommended for the Board’s selection, by a majority of independent directors as defined in Section 121(A) of the American Stock Exchange listing standards. The Board believes that the independent members of the Board can satisfactorily carry out the responsibility of properly selecting or approving nominees for the Board without the formation of a standing nominating committee. Each Board member other than Kenneth R. Peak is an independent director. The Board will also consider nominees recommended by stockholders. The Company’s Bylaws contain provisions which address the process by which a stockholder may nominate an individual to stand for election to the Board of Directors at our Annual Meeting of Stockholders. The procedures include a requirement that notices regarding a person’s nomination be received in writing from the stockholder and by the Company’s Secretary not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting. Moreover, the notice must include such nominee’s written consent to be named in the Company’s proxy statement and to serve if elected. Minimum qualifications include extensive entrepreneurial experience and a solid understanding of financial statements. Each nominee below has been recommended by the Board.

Name	Age	Position	Year First Became a Director
Kenneth R. Peak	61	Chairman, Chief Executive Officer, Chief Financial Officer and Secretary	1999
Jay D. Brehmer	41	Director	2000
Charles M. Reimer	61	Director	2005
Steven L. Schoonover	61	Director	2005
Darrell W. Williams	63	Director	1999

Kenneth R. Peak. Mr. Peak has been Chairman, Chief Executive Officer, Chief Financial Officer and Secretary of Contango since its formation in September 1999. Mr. Peak entered the energy industry in 1972 as a commercial banker and held a variety of financial and executive positions in the oil and gas industry prior to starting Contango in 1999. Mr. Peak served as an officer in the U.S. Navy from 1968 to 1971. Mr. Peak received a BS in physics from Ohio University in 1967, and an MBA from Columbia University in 1972. He currently serves as a director of Patterson-UTI Energy, Inc., a provider of onshore contract drilling services to exploration and production companies in North America.

Jay D. Brehmer. Mr. Brehmer has been a director of Contango since October 2000. Mr. Brehmer is Managing Director of Catalina Capital Advisors LP, a boutique financial advisory, merger and acquisition investment bank. From November 2002 until August 2004, he advised various energy and energy-related companies on corporate finance and merger and acquisition activities through Southplace, LLC. From May 1998 until November 2002, Mr. Brehmer was responsible for structured-finance energy related transactions at Aquila Energy Capital Corporation. Prior to joining Aquila, Mr. Brehmer founded Capital Financial Services, which provided mid-cap companies with strategic merger and acquisition advice coupled with prudent financial capitalization structures. Mr. Brehmer holds a BBA from Drake University in Des Moines, Iowa.

Charles M. Reimer. Mr. Reimer was elected as a director of Contango in 2005. Mr. Reimer is President of Freeport LNG Development, L.P, and has experience in exploration, production, liquefied natural gas (“LNG”) and business development ventures, both domestically and abroad. From 1986 until 1998, Mr. Reimer served as the senior executive responsible for the VICO joint venture that operated in Indonesia, and provided LNG technical support to P. T. Badak. Additionally, during these years he served, along with Pertamina executives, on the board of directors of the P.T. Badak LNG plant in Bontang, Indonesia. Mr. Reimer began his career with Exxon Company USA in 1967 and held various professional and management positions in Texas and Louisiana. Mr. Reimer was named President of Phoenix Resources Company in 1985 and relocated to Cairo, Egypt, to begin eight years of international assignments in both Egypt and Indonesia. Prior to joining Freeport LNG Development, L.P. in December 2002, Mr. Reimer was President and Chief Executive Officer of Cheniere Energy, Inc.

Steven L. Schoonover. Mr. Schoonover was elected as a director of Contango in 2005. Mr. Schoonover currently serves as Chief Executive Officer of Cellxion, L.L.C., a company specializing in construction and installation of telecommunication buildings and towers, as well as the installation of high-tech telecommunication equipment. From 1990 until its sale in November 1997 to Telephone Data Systems, Inc., Mr. Schoonover served as President of Blue Ridge Cellular, Inc., a full-service cellular telephone company he co-founded. From 1983 to 1996, he served in various positions, including President and Chief Executive Officer, with Fibrebond Corporation, a construction firm involved in cellular telecommunications buildings, site development and tower construction. Mr. Schoonover has been awarded, on two occasions with two different companies, Entrepreneur of the Year, sponsored by Ernst & Young, Inc Magazine and USA Today.

Darrell W. Williams. Mr. Williams has been a director of Contango since 1999. Mr. Williams is President and CEO of Porta-Kamp International LP, which specializes in the manufacture, supply and construction of remote area housing, and CEO of Clearwater Environmental Systems, a manufacturer of sewage and water treatment systems. From 2002 until 2005, Mr. Williams was Managing Director of Catalina Capital Advisors, LP. Prior to joining Catalina, Mr. Williams was in senior executive positions with Deutug Drilling, GmbH (1993-2002), Nabors Drilling (1988-1993), Pool Company (1985-1988), Baker Oil Tools (1980-1983), SEDCO (1970-1980), Tenneco (1966-1970), and Humble Oil (1964-1966). Mr. Williams graduated from West Virginia University with a degree in Petroleum Engineering in 1964. Mr. Williams is past Chairman of the Houston Chapter of International Association of Drilling Contractors, a life member of the Society of Petroleum Engineers and a registered professional engineer in Texas.

All directors and nominees for director of the Company are United States citizens. There are no family relationships between any of our directors, executive officers or nominees for director.

Board Operations and Organization

Mission Statement. The Company’s primary objective is to maximize stockholder value, while at all times observing the highest ethical standards. The Company will pursue this objective through participation in the energy industry.

Corporate Authority & Responsibility. All corporate authority resides in the Board, as the representative of the stockholders. Authority is delegated to management by the Board in order to implement the Company’s mission. Such delegated authority includes the authorization of spending limits and the authority to hire employees and terminate their services. The independent members of the Board retain responsibility for selection, evaluation and the determination of compensation of the chief executive officer of the Company, oversight of the succession plan, approval of the annual budget, assurance of adequate systems, procedures and controls, and all matters of corporate governance. Additionally, the Board provides advice and counsel to senior management.

Compensation of Directors. Directors are compensated in the form of both a cash payment and Company equity. During the fiscal year ended June 30, 2006, each outside director received a quarterly retainer of $5,000 and a quarterly stock option grant to purchase 3,000 shares of Common Stock. The options vest in three equal annual installments, with the first installment vesting on the date of grant. Each outside director also received a $1,000 cash payment for each board meeting and separately scheduled Audit Committee meeting attended. The Chairman of the Audit Committee received an additional quarterly stock option grant to purchase 1,500 shares of Common Stock.

Beginning on the date of this year’s annual shareholder meeting and until further notice, in lieu of the stock option grants, each outside director will receive an annual retainer of approximately $36,000 payable in Common Stock of the Company valued as of the day immediately preceding the date of the annual shareholder meeting (subject to rounding up or down such that the number of shares issued to each Director is evenly divisible by two). One-half of the shares will vest immediately, and one-half will vest in one year. The Chairman of the Audit Committee will receive an additional quarterly retainer of $3,000, in lieu of the stock option grant to purchase 1,500 shares of Common Stock. Additionally, the quarterly retainer payable to each outside director will increase from $5,000 to $8,000. Each outside director will continue to receive a $1,000 cash payment for each board meeting and separately scheduled Audit Committee meeting attended.

Board Size. In general, smaller to mid-size boards are more cohesive, work better together and tend to be more effective monitors than larger boards. Our Bylaws currently provide for at least three and not more than seven directors.

Annual Election of Directors. In order to create greater alignment between the Board’s and our stockholders’ interests and to promote greater accountability to the stockholders, directors shall be elected annually.

Meetings. Our Board has meetings as necessary. During the fiscal year ended June 30, 2006, the Board held six meetings. During the fiscal year ended June 30, 2006, the Board passed resolutions by unanimous written consent on eleven occasions. Each director attended at least 75% of all Board and applicable committee meetings. We encourage our Board to attend our annual meeting of stockholders. During fiscal year 2005, the Company had four directors, all of whom were present at the 2005 annual meeting.

Committee Structure. It is the general policy of the Company that the Board as a whole will consider all major decisions. As a consequence, the committee structure of the Board is limited to the Audit Committee. The Audit Committee is composed solely of independent directors. The Board may form other committees as it determines appropriate.

Audit Committee. The Audit Committee was established by the Board for the purpose of overseeing the accounting and financial reporting processes of the Company and audits of the financial statements of the Company. The Audit Committee recommends the appointment of independent public accountants to conduct audits of our financial statements, reviews with the accountants the plan and results of the auditing engagement, approves other professional services provided by the accountants and evaluates the independence of the accountants. The Audit Committee also reviews the scope and adequacy of our system of internal controls and procedures over financial reporting. Members of the Audit Committee are Messrs. Brehmer (Audit Committee Chairman), Reimer and Schoonover. The Audit Committee met formally four times during the fiscal year ended June 30, 2006. The Board has determined that Mr. Brehmer is an “audit committee financial expert” as defined by the rules of the Securities and Exchange Commission (“SEC”).

THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF THE FIVE

NOMINEES AS DIRECTORS OF CONTANGO, TO SERVE UNTIL THE NEXT

ANNUAL MEETING OF STOCKHOLDERS OR UNTIL THEIR SUCCESSORS

ARE DULY ELECTED AND QUALIFIED.

PROPOSAL 2

RATIFICATION OF THE SELECTION OF OUR AUDITORS

The Board has appointed Grant Thornton LLP, independent public accountants, for the examination of the accounts and audit of our financial statements for the fiscal year ending June 30, 2007. Grant Thornton LLP also served in such capacity for the fiscal year ended June 30, 2006. At the Annual Meeting, the Board will present a proposal to the stockholders to approve and ratify the engagement of Grant Thornton LLP. The Board expects that representatives of Grant Thornton LLP will be present and will have the opportunity to make a statement, if they desire, and to respond to appropriate questions. The Audit Committee will consider the failure to ratify its selection of Grant Thornton LLP as independent public accountants as a direction to select other auditors for the fiscal year ending June 30, 2007.

THE BOARD RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF GRANT THORNTON LLP AS INDEPENDENT PUBLIC ACCOUNTANTS.

CORPORATE GOVERNANCE

We believe that good corporate governance is important to assure that the Company is managed for the long term benefit of its stockholders. The Board and management are committed to good business practices, transparency in financial reporting and the highest level of corporate governance and ethics. During the past year, the Board has reviewed existing corporate governance policies and practices of other public companies. It has specifically reviewed the provisions of the Sarbanes-Oxley Act of 2002, the rules of the SEC and the listing standards and rules of the American Stock Exchange.

The Board has reaffirmed existing policies and initiated actions adopting policies consistent with the new rules and listing standards. In particular, we have:

•	A majority of independent directors.

•	An Audit Committee consisting solely of independent directors.

•	Adopted a formal Audit Committee Charter in May 2000, which is reviewed annually by the Audit Committee.

•	An Audit Committee empowered to engage independent auditors.

•	Provided the Audit Committee with access to independent auditors, legal counsel and all management and employee levels.

•	Established executive sessions for the Board of Directors consisting exclusively of independent directors.

•	Adopted a formal code of ethical conduct for management, a copy of which was filed as an exhibit to our Form 10-KSB for the year ended June 30, 2003.

•	Adopted a formal whistleblower protection policy.

•	Adopted a formal process for stockholders to communicate with the independent directors.

•	Expanded disclosures regarding critical accounting policies.

•	Determined chief executives officer’s compensation by the independent directors.

•	No history of personal loans to officers and directors.

•	Taken appropriate Board and management action to achieve timely compliance with Section 404 of the Sarbanes-Oxley Act of 2002 regarding controls and procedures over financial reporting.

More information about the Company’s corporate governance practices and procedures is available on the Company’s website at www.contango.com.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables show the ownership of our Common Stock and Series D Preferred Stock as of October 13, 2006 by (i) each person known by us to beneficially own 5% or more of our outstanding shares of Common Stock and/or Series D Preferred Stock, (ii) each of our non-employee nominee directors, (iii) our executive officers and (iv) our executive officers and nominee directors taken together as a group. Unless otherwise indicated, each person named in the following table has the sole power to vote and dispose of the shares listed next to his name.

Our 5% Stockholders

To the Company’s knowledge, the following stockholders beneficially owned more than 5% of our outstanding shares of Common Stock and/or Series D Preferred Stock, as set forth below, as of October 13, 2006:

Title Of Class	Name and Address of Beneficial Owner (1)	Amount of Beneficial Ownership	Percent Of Class
Common Stock	Kenneth R. Peak (2)	2,366,649	15.20%
Common Stock	West Coast Asset Management, Inc. (3)	1,318,305	8.80%
Series D Preferred Stock	Brightwater Fund, LLC (4)	17	0.85%
Series D Preferred Stock	Brightwater Master Fund, LP (4)	83	4.15%
Series D Preferred Stock	Ironman Energy Capital, LP (5)	600	30.00%
Series D Preferred Stock	DE Shaw Laminar Portfolios (6)	850	42.50%
Series D Preferred Stock	Crow Public Securities (7)	100	5.00%
Series D Preferred Stock	RR Advisors (7)	200	10.00%
Series D Preferred Stock	T2, LTD (8)	100	5.00%

Directors Who Are Not Employees

	Common Shares Beneficially Owned			Percent of Total Common Stock Outstanding
	Outstanding	Issuable Upon Exercise of Stock Options (9)	Total
Jay D. Brehmer	6,000	43,500	49,500	*
Charles M. Reimer	235,001	4,000	239,001	1.5%
Steven L. Schoonover	246,300	4,000	250,300	1.6%
Darrell W. Williams	135,724	7,000	142,724	*

Executive Officers

	Common Shares Beneficially Owned			Percent of Total Common Stock Outstanding
	Outstanding	Issuable Upon Exercise of Stock Options (9)	Total
Kenneth R. Peak, Chairman, Chief Executive Officer, Chief Financial Officer and Secretary	1,984,149	382,500	2,366,649	15.2%
Lesia Bautina, Senior Vice President and Controller	56,882	121,250	178,132	1.1%
Sergio Castro, Vice President and Treasurer	1,500	—	1,500	*
Marc Duncan, President and Chief Operating Officer, Contango Operators, Inc.	5,600	16,250	21,850	*

Directors and Executive Officers Together

	Common Shares Beneficially Owned			Percent of Total Common Stock Outstanding
	Outstanding	Issuable Upon Exercise of Stock Options (9)	Total
All current directors and executive officers as a group (8 persons)	2,671,156	578,500	3,249,656	20.8%

*	Less than 1%.

(1)	Unless otherwise noted, the address of the members of the Board and our executive officers is 3700 Buffalo Speedway, Suite 960, Houston, Texas 77098.

(2)	In addition, Mr. Peak maintains voting control over 600,000 shares that were transferred to a family member. Inclusion of the 600,000 shares would increase his Percent of Total Common Stock Outstanding to 19.0%

(3)	West Coast Asset Management, Inc.’s address is 2151 Alessandro Drive, Ste 100 Ventura, CA 93001

(4)	Brightwater Fund, LLC’s and Brightwater Master Fund, LP’s, address is 598 Madison Ave, Floor 5, New York, NY 10022

(5)	Ironman Energy Capital, LP’s address is 4545 Bissonnett, Suite 291, Houston, TX 77401

(6)	DE Shaw Laminar Portfolios’ address is 120 West 45th St., New York, NY 10036

(7)	Crow Public Securities’ and RR Advisors’ address is 2100 McKinney Ave. Suite 700, Dallas, TX 75201

(8)	T2, LTD’s address is 25 Highland Park Village, Ste 100-382, Dallas TX 75205

(9)	Includes shares underlying options to purchase shares that currently are vested and exercisable or will vest or be exercisable within 60 days.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act of 1934 requires our officers and directors and persons who own more than 10% of our Common Stock to file reports of ownership and changes in ownership with the SEC. These persons are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file. Based on our review of the copies of such reports, we believe that all such filing requirements were complied with during the fiscal year ended June 30, 2006.

Certain Relationships and Related Transactions

Charles M. Reimer, a director, is President of Freeport LNG Development, L.P. (“Freeport LNG”), a limited partnership formed to develop a 1.5 billion cubic feet per day (“Bcf/d”) liquefied natural gas (“LNG”) receiving terminal in Freeport, Texas. During the fiscal year ended June 30, 2006, the Company invested approximately $0.2 million in Freeport LNG. As of June 30, 2006, the Company had invested a total of $3.2 million and owned a 10% limited partnership interest in Freeport LNG.

Equity Compensation Plans and Other Compensation Arrangements

The following table provides information as of June 30, 2006 about our Common Stock that may be issued upon the exercise of stock options and warrants under (i) all compensation plans previously approved by stockholders and (ii) individual compensation arrangements not approved by stockholders.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities reserved for future issuance under equity compensation plans
Plans approved by stockholders (1)	955,000	$8.00	642,583
Other compensation arrangements not approved by stockholders (2)	5,500	$3.15	—

Total	960,500	$7.97	642,583

(1)	Other than indicated, the Company has no other equity compensation plans that have not been approved by the stockholders.

(2)	Consists of various stock options and warrants granted by the Company’s Board of Directors, including stock options to purchase 5,500 shares of Contango Common Stock granted for services as a director of the Company.

DIRECTOR COMPENSATION

The following table below sets forth information about the compensation awarded to, earned by or paid to our directors during the fiscal year ended June 30, 2006:

Name	Fees earned or paid in cash	Options Granted (1)	Option Awards Value (2)	Total
Jay D. Brehmer	$31,000	16,500	$88,315	$119,315
Charles M. Reimer	$23,000	9,000	$48,917	$71,917
Steven L. Schoonover	$23,000	9,000	$48,917	$71,917
Darrell W. Williams	$27,000	12,000	$63,856	$90,856

(1)	The options granted vest 1/3 immediately, and 1/3 on each of the following two anniversaries from the date of grant.

(2)	The option awards value are based on a Black-Scholes valuation per option utilizing the exercise price, maturity term of five years, price volatility of 40%, average risk free interest rate of 4.51% and dividend yield of 0%.

EXECUTIVE OFFICERS AND OTHER KEY EMPLOYEES

The following sets forth the names, ages and positions of our executive officers together with certain biographical information:

Name	Age	Position
Kenneth R. Peak	61	Chairman, Chief Executive Officer, Chief Financial Officer and Secretary

Lesia Bautina	35	Senior Vice President and Controller

Sergio Castro	37	Vice President and Treasurer

Marc Duncan	54	President and Chief Operating Officer of Contango Operators, Inc.

Kenneth R. Peak. Mr. Peak has been Chairman, Chief Executive Officer, Chief Financial Officer and Secretary of Contango since its formation in September 1999. Mr. Peak entered the energy industry in 1972 as a commercial banker and held a variety of financial and executive positions in the oil and gas industry prior to starting Contango in 1999. Mr. Peak served as an officer in the U.S. Navy from 1968 to 1971. Mr. Peak received a BS in physics from Ohio University in 1967, and an MBA from Columbia University in 1972. He currently serves as a director of Patterson-UTI Energy, Inc., a provider of onshore contract drilling services to exploration and production companies in North America.

Lesia Bautina. Ms. Bautina joined Contango in November 2001 as Controller and was appointed Vice President and Controller in August 2002. In July 2005, Ms. Bautina was promoted to Senior Vice President. Prior to joining Contango, Ms. Bautina worked as an auditor for Arthur Andersen LLP from 1997 to 2001. Her primary experience is accounting and financial reporting for exploration and production companies. Ms. Bautina received a degree in History from the University of Lvov in the Ukraine in 1990 and a BBA in Accounting in 1996 from Sam Houston State University, where she graduated with honors. Ms. Bautina is a Certified Public Accountant and member of the Petroleum Accounting Society of Houston.

Sergio Castro. Mr. Castro joined Contango in March 2006 as Treasurer and was appointed Vice President and Treasurer in April 2006. Prior to joining Contango, Mr. Castro spent two years as a consultant for UHY Advisors TX, LP. From 2001 to 2004, Mr. Castro was a lead credit analyst for Dynegy Inc. From 1997 to 2001, Mr. Castro worked as an auditor for Arthur Andersen LLP, where he specialized in energy companies. Mr. Castro was honorably discharged from the U.S. Navy in 1993 as an E-6, where he served onboard a nuclear powered submarine. Mr. Castro received a BBA in Accounting in 1997 from the University of Houston, graduating summa cum laude. Mr. Castro is a Certified Public Accountant and a Certified Fraud Examiner.

Marc Duncan. Mr. Duncan joined Contango in June 2005 as President and Chief Operating Officer of Contango Operators, Inc. Mr. Duncan has over 25 years of experience in the energy industry and has held a variety of domestic and international engineering and senior-level operations management positions relating to natural gas and oil exploration, project development, and drilling and production operations. Prior to joining Contango, Mr. Duncan served in a senior executive position with USENCO International, Inc. and related companies in China and Ukraine from 2000-2004 and as a senior project and drilling engineer for Hunt Oil Company from 2004-2005. He holds an MBA in Engineering Management from the University of Dallas, an MEd from the University of North Texas and a BS in Science and Education from Stephen F. Austin University.

Our executive officers are elected annually by the Board and serve until their successors are duly elected and qualified or until their earlier resignation or removal. All executive officers of the Company are United States citizens. There are no family relationships between any of our directors or executive officers.

EXECUTIVE COMPENSATION

Summary Compensation Tables

The following tables and discussion below set forth information about the compensation awarded to, earned by or paid to our executive officers during the fiscal years ended June 30, 2006, 2005 and 2004.

	Fiscal Year	Annual Compensation			Restricted Stock Awards	Shares Underlying Options
Name and Principal Position		Salary	Bonus	Other
Kenneth R. Peak (1)	2006	$150,000	$750,000	$15,400	$—	—
Chairman, Chief Executive Officer,	2005	$150,000	$500,000	$125,000	$—	250,000
Chief Financial Officer and Secretary	2004	$150,000	$100,000	$—	$—	400,000
Lesia Bautina	2006	$107,500	$125,000	$—	$142,500	—
Senior Vice President and Controller	2005	$90,000	$110,000	$—	$—	85,000
	2004	$90,000	$100,000	$—	$—	15,000
Sergio Castro (2)	2006	$41,667	$15,000	$—	$21,375	25,000
Vice President and Treasurer
Marc Duncan (3)	2006	$170,000	$75,000	$—	$71,250	—
President and Chief Operating Officer,	2005	$12,314	$—	$—	$—	50,000
Contango Operators, Inc.

(1)	Mr. Peak received in fiscal year 2005, a golf club membership worth $125,000. Monthly club membership dues for fiscal year 2006 totaled $15,400.

(2)	Mr. Castro joined Contango in March 2006.

(3)	Mr. Duncan joined Contango in June 2005.

The following table shows certain information about restricted stock awards earned by the named executive officers during the year ended June 30, 2006.

Name	Shares Granted (1)	Vested (2)		Not Yet Vested (2)
		Shares	Value	Shares	Value
Lesia Bautina	10,000	3,334	$47,510	6,666	$94,990
Sergio Castro	1,500	500	$7,125	1,000	$14,250
Marc Duncan	5,000	1,667	$23,755	3,333	$47,495

(1)	The shares were granted on July 5, 2006. The price used to value the grant was the closing price on July 5, 2006.

(2)	The shares granted vest 1/3 immediately, and 1/3 on each of the following two anniversaries from the date of grant.

The following table shows certain information about the number of stock options granted to named executive officers during the year ended June 30, 2006.

Name	Number of Shares Underlying Options Granted (1)	% of Total Options Granted During Year	Exercise Price (2)	Expiration Date	Grant Date Value (3)
Sergio Castro	25,000	32.9%	$11.55	03/02/11	$4.82

(1)	The options granted are exercisable 1/3 on the one-year anniversary from the date of grant and 1/3 on each of the following two year anniversaries from the date of grant.

(2)	Options are granted at an exercise price equal to the closing price of Contango’s Common Stock on the day of the grant.

(3)	The grant date value is based on a Black-Scholes valuation per option utilizing the exercise price, maturity term of five years, price volatility of 40%, risk free interest rate of 4.33% and dividend yield of 0%.

The following table shows certain information about the number of stock options and warrants exercised during the year ended June 30, 2006 and the number of stock options and warrants owned by the named executive officers at June 30, 2006. Options in the columns marked “unexercisable” are subject to vesting and will be forfeited if a named executive officer’s employment with us is terminated for certain reasons.

Name	Shares Acquired on Exercise	Value Realized (1)	Number of Unexercised Options and Warrants at June 30, 2006 (2)		Value of Unexercised In-the-Money Options and Warrants at June 30, 2006 (2)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Kenneth R. Peak	240,000	$1,876,600	362,500	207,500	$2,544,875	$949,925
Lesia Bautina	—	$—	111,250	73,750	$1,004,950	$419,950
Sergio Castro	—	$—	—	25,000	$—	$64,750
Marc Duncan	—	$—	16,250	33,750	$94,150	$186,600

(1)	The value realized upon the exercise of a stock option is equal to the difference between the closing price of our Common Stock on the American Stock Exchange on the date of exercise and the exercise price of the stock option or warrant multiplied by the number of shares acquired.

(2)	The value of each unexercised in-the-money stock option is equal to the difference between the closing price of our Common Stock on the American Stock Exchange on June 30, 2006 of $14.14 per share and the exercise price of the stock option or warrant multiplied by the appropriate number of shares.

Employment Agreements

We have no employment agreement with any executive officer.

Executive Compensation

The Company’s executive compensation program is designed to attract and retain highly qualified executives and to motivate them to maximize stockholder return. It is intended to provide overall competitive compensation levels and incentive pay levels that vary based on corporate and individual performance. The compensation package for Kenneth R. Peak, Chairman and Chief Executive Officer, is determined by the independent directors on the Board. The compensation packages for other executive officers are determined by the Board in consultation with the Chairman and Chief Executive Officer.

There are three basic components to the Company’s current compensation system: base pay, annual incentive compensation in the form of a cash bonus, and the grant of stock options or restricted stock. Each component is addressed in the context of individual and Company performance and competitive conditions. In determining competitive compensation levels, the Company analyzes data that includes information regarding the general natural gas and oil exploration and production industry.

Chairman and Chief Executive Officer. The independent members of the Board retain responsibility for selection, evaluation and the determination of compensation of the chief executive officer. The independent directors have set Mr. Peak’s base salary at $150,000 per year.

Based on the Company’s performance, the independent directors awarded Mr. Peak a $750,000 cash bonus for the fiscal year ended June 30, 2006. The award was made in recognition of the performance of the Company during the 2006 fiscal year from an operating, liquidity and balance sheet perspective. The independent members of the Board cited as their bases for compensation, the net income and EBITDAX results of the Company for the fiscal year ended 2006, the strengthening of the balance sheet following the $13.5 million property sale of Texas and Alabama properties, the discovery at Grand Isle 72 (“Liberty”), the Company’s acreage position in the Fayetteville Shale play and the significant exploration prospects generated during the fiscal year. The independent members of the Board cited these achievements as being reflected in the change in the valuation and stock price over the last several years. The Company paid approximately $1,300 per month in monthly club membership dues.

For the fiscal year ended June 30, 2005, the independent directors awarded Mr. Peak a $500,000 cash bonus and granted him a stock option to purchase 250,000 shares of Contango Common Stock. Mr. Peak also received as compensation in fiscal year 2005, a golf club membership worth $125,000, and the Company paid monthly club membership dues of approximately $700 per month. For the fiscal year ended June 30, 2004, the independent directors awarded Mr. Peak a $100,000 cash bonus and granted him a stock option to purchase 400,000 shares of Contango Common Stock.

Executive Officers. The Board has set, at the recommendation of Mr. Peak, the fiscal year 2007 base pay for Lesia Bautina, Senior Vice President and Controller; Sergio Castro, Vice President and Treasurer; and Marc Duncan, President and Chief Operating Officer of Contango Operators, Inc., at $150,000, $125,000, and $200,000 per year, respectively. Cash bonuses, stock option grants and/or restricted stock awards are available annually as approved by the Board, at the recommendation of Mr. Peak. Factors used in determining the grant of a cash bonus, stock option grant and/or restricted stock awards include, among others, individual and Company performance and competitive conditions. For the fiscal years ended June 30, 2006, 2005 and 2004, Ms. Bautina received cash bonuses of $125,000, $110,000, and $100,000, respectively, received stock option grants to purchase zero, 85,000, and 15,000 shares of Contango Common Stock, respectively, and received 10,000 shares of Contango restricted stock for the year ended June 30, 2006, of which 1/3 vested immediately. The remaining 2/3 will vest annually over the next two years. For the fiscal year ended June 30, 2006, Mr. Duncan received a cash bonus of $75,000 and 5,000 shares of Contango restricted stock, of which 1/3 vested immediately. The remaining 2/3 will vest annually over the next two years. For the fiscal year ended June 30, 2005, Mr. Duncan received option grants to purchase 50,000 shares of Contango Common Stock. Mr. Duncan joined Contango in June 2005. For the fiscal year ended June 30, 2006, Mr. Castro received a cash bonus of $15,000 and 1,500 shares of Contango restricted stock, of which 1/3 vested immediately. The remaining 2/3 will vest annually over the next two years. Mr. Castro joined Contango in March 2006. Upon his hiring, he received a stock option grant to purchase 25,000 shares of Contango Common Stock.

The Company may periodically grant additional cash bonuses, new stock option grants and/or restricted stock awards to provide continuing incentive for future performance. In making the decision to make additional grants and/or awards, the independent directors and the Chairman and Chief Executive Officer would consider factors such as the size of previous grants/awards and the number of stock options and shares of stock already held and the degree to which increasing that ownership stake would provide the additional incentives for future performance, the likelihood that the grants/awards would encourage the executive officer to remain with the Company and the value of the executive’s service to the Company.

The Independent Directors of the Board of Directors

Jay D. Brehmer Darrell W. Williams Steven L. Schoonover Charles M. Reimer

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Board has selected Grant Thornton LLP as the Company’s independent registered public accountants for the current fiscal year. Contango expects that representatives of Grant Thornton LLP will be present at the Annual Meeting and will be given the opportunity to make a statement if they desire to do so and to respond to appropriate questions

Fees

Aggregate fees for professional services rendered to us by Grant Thornton LLP for the years ended June 30, 2006 and 2005 were:

	Year Ended June 30,
Category of Service	2006	2005
Audit Fees	$221,000	$121,500
Audit-Related Fees	—	—
Tax Fees	116,000	90,000
All Other	—	—

	$337,000	$211,500

The Audit Fees for the years ended June 30, 2006 and 2005 were for professional services rendered in connection with the audit of the Company’s consolidated financial statements, statutory and subsidiary audits, issuance of consents, assistance with and review of documents filed with the SEC, and the audits of management’s assessment of the effectiveness of the Company’s internal control over financial reporting and the effectiveness of the Company’s internal control over financial reporting.

Tax Fees for the years ended June 30, 2006 and 2005 were for services related to tax compliance, including the preparation of tax returns and claims for refund; and tax planning and tax advice, including assistance with tax audits, tax advice related to property sales, and technical advice from tax authorities.

Grant Thornton LLP did not provide to us any financial information systems design or implementation services during years ended June 30, 2006 and 2005.

Audit Committee Pre-Approval Policies and Procedures

The 2006 audit and non-audit services provided by Grant Thornton LLP were pre-approved by the Audit Committee. The non-audit services which were pre-approved by the Audit Committee were also reviewed to ensure compatibility with maintaining the accounting firm’s independence.

The Audit Committee has established pre-approval policies and procedures related to the provision of audit and non-audit services. Under these procedures, the Audit Committee selects and appoints outside auditors, considers the independence and effectiveness of the outside auditors, approves the fees and other compensation to be paid to the outside auditors and is responsible for oversight of the outside auditors and reviews any revisions to the estimates of audit and non-audit fees initially approved. The Audit Committee receives the written disclosures required by generally accepted auditing standards. The Audit Committee annually requires the outside auditors to provide the Audit Committee with a written statement delineating all relationships between the outside auditors and the Company. The Audit Committee actively engages in a dialogue with the outside auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the outside auditors. The Audit Committee recommends that the Board of Directors take appropriate action in response to the outside auditors’ report to satisfy itself of the outside auditors’ independence. The scope of services and fees are required to be compatible with the maintenance of the accounting firm’s independence, including compliance with SEC rules and regulations.

The Audit Committee, as permitted by its pre-approval policy, from time to time delegates the approval of certain permitted services or classes of services to a member of the Audit Committee. The Audit Committee then reviews the delegate’s pre-approval decisions on an annual basis.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is a standing committee of the Board of Directors. The Audit Committee consists of three members, Jay D. Brehmer (Chairman), Charles M. Reimer and Steven L. Schoonover, each of which is independent as defined in Section 121(A) of the American Stock Exchange listing standards. The Board of Directors has designated Mr. Brehmer as the “audit committee financial expert” as defined by SEC rules. The Audit Committee assists, advises and reports regularly to the Board in fulfilling its oversight responsibilities related to:

The integrity of the Company’s financial statements

The Company’s compliance with legal and regulatory requirements

The independent auditor’s qualifications and independence

The performance of the Company’s outside auditors

In meeting its responsibilities, the Audit Committee is expected to provide an open channel of communication with management, the outside auditors and the Board. The Audit Committee’s specific responsibilities are set forth in its charter, as amended. The Audit Committee Charter was amended February 16, 2006.

The Audit Committee has reviewed and discussed Contango’s audited consolidated balance sheet as of June 30, 2006 and 2005 and consolidated statements of income, cash flows and stockholders’ equity for the three years ended June 30, 2006, 2005 and 2004 with Contango’s management. The Audit Committee has discussed with Grant Thornton LLP, Contango’s independent auditors, the matters required to be discussed by Statement of Auditing Standards No. 61 (concerning the accounting methods used in the financial statements).

The Audit Committee has also received and reviewed the written disclosures and the letter from Grant Thornton LLP required by Independent Standards Board No. 1 (concerning matters that may affect an auditor’s independence), and has discussed with Grant Thornton LLP their independence.

Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Contango’s Annual Report on Form 10-K for the year ended June 30, 2006 for filing with the Securities and Exchange Commission.

This report is submitted on behalf of the Audit Committee.

Jay D. Brehmer, Chairman Steven L. Schoonover Charles M. Reimer

PERFORMANCE GRAPH

The following graph compares the yearly percentage change from June 30, 2000 until June 30, 2006 in the cumulative total stockholder return on our Common Stock to the cumulative total return on the Russell 2000 Stock Index and a peer group of five independent oil and gas exploration companies selected by us. The companies in our selected peer group are Brigham Exploration Company, Carrizo Oil & Gas, Inc., Edge Petroleum Corp., Goodrich Petroleum Corp. and PetroQuest Energy, Inc. Our Common Stock began trading on the American Stock Exchange on January 19, 2001 and previously traded on the Nasdaq over-the-counter Bulletin Board. The graph assumes that a $100 investment was made in our Common Stock and each index on June 30, 2000 and that all dividends were reinvested. The stock performance for our Common Stock is not necessarily indicative of future performance.

	06/30/00	06/30/01	06/30/02	06/30/03	06/30/04	6/30/2005	6/30/2006
Peer Group Composite	100	169	122	130	258	364	527
Russell 2000 Stock Index	100	99	90	87	115	124	140
Contango Oil & Gas Co.	100	191	167	205	333	460	707

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR THE ANNUAL MEETING OF STOCKHOLDERS IN 2007

Proposals of stockholders intended to be presented at next year’s annual meeting of stockholders must be received by Kenneth R. Peak at Contango Oil & Gas Company’s principal office located at 3700 Buffalo Speedway, Suite 960, Houston, Texas 77098 no later than September 18, 2007. If the date of the annual meeting for 2007 is moved by more than 30 days from the date of this year’s Annual Meeting, then the deadline for receiving stockholder proposals shall be a reasonable time before the Company begins to print and mail the proxy statement for the 2007 annual meeting.

ADVANCE NOTICE PROCEDURES FOR NEXT YEAR’S ANNUAL MEETING

The Company advises stockholders that, until further notice, September 9, 2007 is the date after which notice of a stockholder-sponsored proposal submitted outside the processes of Rule 14a-8 under the Securities Exchange Act of 1934 (i.e. a proposal to be presented at the next annual meeting of stockholders that has not been submitted for inclusion in the Company’s Proxy Statement) will be considered untimely under the SEC’s proxy rules.

OTHER PROPOSED ACTIONS

The Board is not aware of any other business that will come before the Annual Meeting, but if any such matters are properly presented, the proxies solicited hereby will be voted in accordance with the best judgment of the persons holding the proxies. All shares represented by duly executed proxies will be voted at the Annual Meeting.

AVAILABILITY OF CERTAIN DOCUMENTS REFERRED TO HEREIN

THIS PROXY STATEMENT REFERS TO CERTAIN DOCUMENTS OF THE COMPANY THAT ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. SUCH DOCUMENTS ARE AVAILABLE TO ANY BENEFICIAL OWNER, TO WHOM THIS PROXY STATEMENT IS DELIVERED, UPON ORAL OR WRITTEN REQUEST, WITHOUT CHARGE, DIRECTED TO KENNETH R. PEAK, CONTANGO OIL & GAS COMPANY, 3700 BUFFALO SPEEDWAY, SUITE 960, HOUSTON, TEXAS 77098, TELEPHONE NUMBER (713) 960-1901. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, SUCH REQUESTS SHOULD BE MADE BY NOVEMBER 8, 2006.

By order of the Board of Directors,

/s/ KENNETH R. PEAK
Kenneth R. Peak Chairman, Chief Executive Officer Chief Financial Officer and Secretary

[Form of Proxy]

CONTANGO OIL & GAS COMPANY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL

MEETING OF STOCKHOLDERS CALLED FOR NOVEMBER 17, 2006

The undersigned stockholder(s) of CONTANGO OIL & GAS COMPANY, a Delaware corporation, having received the Notice of Annual Meeting of Stockholders and Proxy Statement dated October 23, 2006, hereby appoints Kenneth R. Peak as Proxy, with the power to appoint a substitute and hereby authorizes him to represent the undersigned at the Annual Meeting of Stockholders of CONTANGO OIL & GAS COMPANY to be held on Friday, November 17, 2006 at 9:00 a.m., Central Time, at 3700 Buffalo Speedway, Second Floor, Houston, Texas 77098, and at any adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote thereat on all matters set forth below, as described in the accompanying Proxy Statement.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL OF THE DIRECTORS NOMINATED BY THE BOARD AND FOR RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS INDEPENDENT PUBLIC ACCOUNTANTS. THE PERSON NAMED AS PROXY WILL USE HIS DISCRETION WITH RESPECT TO ANY MATTER REFERRED TO IN PROPOSAL 3. THIS PROXY IS REVOCABLE AT ANY TIME BEFORE IT IS EXERCISED.

IMPORTANT – PLEASE SIGN ON THE OTHER SIDE

(1) THE ELECTION OF DIRECTORS:	☐ FOR all nominees listed below, except as indicated to the contrary below.	☐ AUTHORITY WITHHELD to vote for all nominees listed below.

Nominees:	Kenneth R. Peak	Charles M. Reimer	Darrell W. Williams
	Jay D. Brehmer	Steven L. Schoonover

(Instruction: To vote against any nominee, write that nominee’s name in the space provided below.)

____________________________________________________________________________________________________________

(2)	Ratification of the selection of Grant Thornton LLP independent public accountants for the fiscal year ended June 30, 2007.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(3) IN HIS DISCRETION, THE PROXY IS AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY IN THE ACCOMPANYING PREPAID ENVELOPE.

Dated:_______________________________________, 2006

__________________________________________________
Signature

__________________________________________________
Signature
(Please sign exactly as name appears hereon. When joint tenants hold shares, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please set forth your full title. If signer is a corporation, please sign the full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.)